Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.

The Quarterly Report on Form 10-Q of Pier 1 Imports, Inc. for the period ended August 31, 2019, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date: October 9, 2019	By:	/s/ Cheryl A. Bachelder
Cheryl A. Bachelder,
Interim Chief Executive Officer

Date: October 9, 2019	By:	/s/ Robert J. Riesbeck
Robert J. Riesbeck, Executive Vice President and Chief Financial Officer